                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           Hudson City Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        [Hudson City Bancorp, Inc. Logo]

                                          April 2, 2003

Dear Stockholder:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Hudson City Bancorp, Inc., the holding company for Hudson City Savings Bank, which will be held on May 2, 2003 at 10:00 a.m., Eastern Time, at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07675.

     The attached Notice of the 2003 Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of Hudson City Bancorp, as well as a representative of KPMG LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be Hudson City Bancorp's independent auditors for the fiscal year ending December 31, 2003, will be present at the Annual Meeting to respond to appropriate questions.

     The Board of Directors of Hudson City Bancorp has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of Hudson City Bancorp and its stockholders and unanimously recommends a vote "FOR" each of these matters.

     Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting, but will assure that your vote is counted if you are unable to attend. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document confirming your ownership of shares of Hudson City Bancorp.

     On behalf of the Board of Directors and the employees of Hudson City Bancorp, Inc. and Hudson City Savings Bank, we thank you for your continued support and hope to see you at the Annual Meeting.

                                          Sincerely yours,

                                          /s/ Ronald E. Hermance, Jr.

                                          Ronald E. Hermance, Jr.
                                          President and Chief Executive Officer

                           HUDSON CITY BANCORP, INC.
                              WEST 80 CENTURY ROAD
                           PARAMUS, NEW JERSEY 07652
                                 (201) 967-1900

               NOTICE OF THE 2003 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 2003

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Hudson City Bancorp, Inc. will be held at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07675, on May 2, 2003 at 10:00 a.m., Eastern Time, to consider and vote upon the following matters:

     1. The election of five directors for terms of three years each;

     2. The ratification of the appointment of KPMG LLP as Hudson City Bancorp's independent auditors for the fiscal year ending December 31, 2003; and

     3. Such other business as may properly come before the annual meeting, and any adjournment or postponement thereof. Please note that we are not aware of any such business.

     The Board of Directors has fixed March 14, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. A list of such stockholders will be available for inspection at the branch office of Hudson City Savings Bank located at West 80 Century Road, Paramus, New Jersey for 10 days prior to the annual meeting. The list will also be available at the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ John M. Tassillo
                                          John M. Tassillo
                                          Executive Vice President,
                                            Treasurer and Secretary

Paramus, New Jersey
April 2, 2003

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                           HUDSON CITY BANCORP, INC.

                            PROXY STATEMENT FOR THE
                      2003 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 2, 2003

                              GENERAL INFORMATION

GENERAL

     This proxy statement and accompanying proxy card and the Annual Report to Stockholders are being furnished to the stockholders of Hudson City Bancorp, Inc. in connection with the solicitation of proxies by the Board of Directors of Hudson City Bancorp for use at our annual meeting of stockholders. The annual meeting of stockholders will be held on May 2, 2003 at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07675 at 10:00 a.m., Eastern Time. This proxy statement, together with the enclosed proxy card, is first being mailed to stockholders on or about April 2, 2003.

     Hudson City Bancorp, a Delaware corporation, operates as a bank holding company for its wholly owned subsidiary, Hudson City Savings Bank. As used in this proxy statement, "we," "us" and "our" refer to Hudson City Bancorp or Hudson City Bancorp and its consolidated subsidiaries, depending on the context. The term "annual meeting," as used in this proxy statement, includes any adjournment or postponement of such meeting.

WHO CAN VOTE

     The Board of Directors has fixed the close of business on March 14, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Accordingly, only holders of record of shares of Hudson City Bancorp common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the annual meeting. On March 14, 2003, there were 192,102,873 shares of common stock outstanding. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the meeting.

HOW MANY VOTES YOU HAVE

     Each holder of shares of common stock outstanding on March 14, 2003 will be entitled to one vote for each share held of record (other than excess shares, as defined below) at the annual meeting. As provided in Hudson City Bancorp's certificate of incorporation, record holders of common stock who beneficially own in excess of 10% of the issued and outstanding shares of common stock not owned by Hudson City, MHC, our mutual holding company, are record holders of excess shares which shall be entitled to one-hundredth of one vote per share for each excess share. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity. Hudson City Bancorp's certificate of incorporation authorizes the Board of Directors to interpret and apply the provisions of the certificate of incorporation governing excess shares, and to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to ascertain compliance with the certificate of incorporation, including, without limitation, (1) the number of shares of common stock beneficially owned by any person or purported owner, (2) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner and (3) whether a person or purported owner has an agreement, arrangement or understanding with any person or purported owner as to the voting or disposition of any shares of common stock.

HOW TO VOTE

     You may vote your shares by marking and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope or by attending the annual meeting and voting in person. All properly executed proxies received by Hudson City Bancorp will be voted in accordance with the instructions marked on the proxy card. IF YOU RETURN AN EXECUTED PROXY CARD WITHOUT MARKING YOUR INSTRUCTIONS, YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE PROPOSALS IDENTIFIED IN THE NOTICE OF THE 2003 ANNUAL MEETING.

     IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR STOCKHOLDER OF RECORD TO VOTE PERSONALLY AT THE ANNUAL MEETING. Examples of such documentation would include a broker's statement, letter or other document that will confirm your ownership of shares of Hudson City Bancorp.

VOTE BY HUDSON CITY, MHC

     As indicated under "Security Ownership of Certain Beneficial Owners and Management," Hudson City, MHC, the mutual holding company for Hudson City Bancorp, owns 122,576,600 shares, or 63.8% of the outstanding shares of common stock of Hudson City Bancorp as of March 14, 2003. All shares of common stock owned by Hudson City, MHC will be voted in accordance with the instructions of the Board of Directors of Hudson City, MHC, the members of which are identical to the members of the Board of Directors of Hudson City Bancorp. The directors who have been nominated for re-election will not participate in the voting decision by Hudson City, MHC. Hudson City, MHC is expected to vote such shares "FOR" each nominee for election as a director and "FOR" each other proposal.

VOTE REQUIRED

     Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting. The holders of common stock may not vote their shares cumulatively for the election of directors. Shares held by a broker who submits a proxy card but fails to cast a vote on this proposal and shares for which a proxy card is not returned will have no effect on the outcome of the vote on this Proposal 1 because only a plurality of votes cast is required to elect a director.

     In order for the stockholders to approve Proposal 2, we must obtain the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal. Under this voting standard, shares as to which the "ABSTAIN" box has been selected on the proxy card will count as shares represented and entitled to vote and will be treated as votes "AGAINST" the proposal. Shares held by a broker who submits a proxy card but fails to cast a vote on this proposal and shares for which a proxy card is not returned will be treated as shares that are not represented and will have no effect on the outcome of the vote.

     Because Hudson City, MHC owns more than 50% of Hudson City Bancorp's outstanding shares, we expect that Hudson City, MHC will assure the presence of a quorum and control the outcome of the vote on Proposals 1 and 2. For more information on Hudson City, MHC's effect on the vote, please see "Vote by Hudson City, MHC" above.

REVOCABILITY OF PROXIES

     You may revoke your grant of a proxy at any time before it is voted by:

     - filing a written revocation of the proxy with our secretary;

     - submitting a signed proxy card bearing a later date; or

     - attending and voting in person at the annual meeting, but you also must file a written revocation with the secretary of the annual meeting prior to the voting.

     We are soliciting proxies only for the annual meeting. If you grant us a proxy to vote your shares, the proxy will only be exercised at the annual meeting.

SOLICITATION OF PROXIES

     Our officers, members of our Board of Directors and our employees may solicit proxies on our behalf by telephone or through other forms of communication. We will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. We will bear all costs of solicitation.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of February 28, 2003, certain information as to Hudson City Bancorp common stock beneficially owned by persons owning in excess of 5% of the outstanding shares of our common stock. We know of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of our common stock as of February 28, 2003. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission and with Hudson City Bancorp pursuant to the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under "Security Ownership of Management," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock (1) over which he has or shares, directly or indirectly, voting or investment power, or (2) of which he has the right to acquire beneficial ownership at any time within 60 days after February 28, 2003. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares. Except as otherwise indicated, each stockholder shown in the table has sole voting and investment power with respect to the shares of common stock indicated.

NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP    PERCENT(2)
-------------------                                           --------------------    ----------
Hudson City, MHC(1).........................................      122,576,600            63.8%
  West 80 Century Road
  Paramus, NJ 07652

-------------------------

(1) Based on the Schedule 13D filed with the SEC on August 2, 1999 and adjusted for the 100% stock dividend paid by Hudson City Bancorp on June 17, 2002.

(2) Based on the 192,102,873 total outstanding shares of Hudson City Bancorp as of March 14, 2003.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information about the shares of common stock beneficially owned by each director of Hudson City Bancorp, by each named executive officer of Hudson City Bancorp identified in the Summary Compensation Table included elsewhere herein, and all directors and executive officers of Hudson City Bancorp or Hudson City Bancorp's wholly owned subsidiary, Hudson City Savings, as a group as of February 28, 2003. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated. All numbers in the table and the accompanying footnotes have been adjusted to reflect the 100% stock dividend paid by Hudson City Bancorp on June 17, 2002.

                                                            AMOUNT AND NATURE OF       PERCENT OF
                                                            BENEFICIAL OWNERSHIP      COMMON STOCK
NAME                          POSITION WITH THE COMPANY         (1)(2)(3)(4)         OUTSTANDING(5)
----                         ---------------------------    ---------------------    --------------
Leonard S. Gudelski........  Director and Chairman of
                             the Board                            2,307,767(6)               *
Ronald E. Hermance, Jr. ...  Director, President and
                             Chief Executive Officer              1,065,621(7)               *
Denis J. Salamone..........  Director, Senior Executive
                               Vice President and Chief
                               Operating Officer                    386,000(8)               *
Verne S. Atwater...........  Director                               128,757                  *
Michael W. Azzara..........  Director                                73,000                  *
William G. Bardel..........  Director                                    --                 --
John D. Birchby............  Director                             1,432,950(9)(10)           *
Kenneth L. Birchby.........  Director                                    --(10)             --
Victoria H. Bruni..........  Director                               108,730                  *
William J. Cosgrove........  Director                               140,000                  *
Andrew J. Egner, Jr. ......  Director                               178,000(11)              *
John W. Klie...............  Director                               241,000(12)              *
Donald O. Quest............  Director                               217,500(13)              *
Joseph G. Sponholz.........  Director                                75,500(14)              *
John M. Tassillo...........  Executive Vice President,
                               Treasurer and Secretary              219,595                  *
James C. Kranz.............  Senior Vice President and
                               Investment Officer of
                               Hudson City Savings                  107,264                  *
All directors and executive
  officers as a group (20
  persons).................                                      14,890,705               7.66%

-------------------------

* Less than one percent

 (1) The figures shown include the following shares that have been allocated as of December 31, 2002 to individual accounts of participants in the Hudson City Bancorp, Inc. Employee Stock Ownership Plan (referred to as the ESOP):
     Mr. Gudelski, 7,765 shares; Mr. Hermance, 7,765 shares; Mr. Tassillo, 7,765 shares; and Mr. Kranz, 7,765 shares; and all directors and executive officers as a group, 55,986 shares. Such persons have voting power (subject to the legal duties of the ESOP trustee) but no investment power, except in limited circumstances, as to such shares. The figures shown for each of the executive officers named in the table do not include


                                                  (notes continued on next page)

     7,681,467 shares held in trust pursuant to the ESOP that have not been allocated as of December 31, 2002 to any individual's account and as to which each of the executive officers named in the table share voting power with other ESOP participants. The figure shown for all directors and executive officers as a group includes such 7,681,467 shares as to which the members of Hudson City Bancorp's Compensation Committee (consisting of Mr. Azzara, Dr. Quest and Ms. Bruni) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such committee member to be deemed a beneficial owner of such shares. Each of the members of the Compensation Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the Compensation Committee individually. See "Compensation of Directors and Executive Officers -- Benefits -- Employee Stock Ownership Plan and Trust."

 (2) The figures shown include the following shares held as of December 31, 2002 in individual accounts of participants in the Profit Incentive Bonus Plan of Hudson City Savings Bank: Mr. Hermance, 105,486 shares; Mr. Kranz, 28,497 shares; and all directors and executive officers as a group, 213,631 shares. Such persons have sole voting power and sole investment power as to such shares. See "Compensation of Directors and Executive
     Officers -- Benefits -- Profit Incentive Bonus Plan."

 (3) The figures shown include unvested shares held in a custodial account pursuant to the Recognition and Retention Plan that have been awarded to individuals as follows: Mr. Gudelski, 516,000 shares; Mr. Hermance, 370,560 shares; Mr. Salamone, 160,000 shares; Mr. Azzara, 33,000 shares; Mr. Sponholz, 33,000 shares; each other director (except Mr. Bardel), 66,000 shares; Mr. Tassillo, 168,000 shares; Mr. Kranz, 48,000 shares; and all directors and executive officers as a group, 1,973,520 shares. Such persons have sole voting power but no investment power, except in limited circumstances, as to such shares. The shares awarded to Mr. Kenneth Birchby have been transferred to the Kenneth L. Birchby 2002 Irrevocable Trust. See note (10) below.

 (4) The figures shown include the following shares which may be acquired upon the exercise of stock options that are, or will become, exercisable within 60 days of February 28, 2003: Mr. Gudelski, 1,200,000 shares; Mr. Hermance, 279,986 shares; Mr. Salamone, 128,000 shares; Mr. Tassillo, 10,000 shares; Mr. Atwater, 39,000 shares; Mr. Azzara, 40,000 shares; Mr. John Birchby, 120,000 shares; Mr. Cosgrove, 20,000 shares; Dr. Quest, 66,500 shares; Mr. Klie, 120,000 shares; Mr. Sponholz, 40,000 shares; and all directors and executive officers as a group, 2,174,486 shares. The 120,000 shares attributable to Mr. John Birchby are held by the Kenneth L. Birchby 2002 Irrevocable Trust. See note (10) below.

 (5) Based on the 192,102,873 total outstanding shares as of March 14, 2003 plus the number of shares which such person or group of persons has the right to acquire within 60 days after February 28, 2003.

 (6) Includes 120,000 shares as to which Mr. Gudelski may be deemed to share voting and investment power.

 (7) Includes 15,000 shares as to which Mr. Hermance may be deemed to share voting and investment power.

 (8) Includes 40,000 shares as to which Mr. Salamone may be deemed to share voting and investment power.

 (9) Includes 237,600 shares as to which Mr. Birchby may be deemed to share voting and investment power.


                                                  (notes continued on next page)

(10) The figure shown for Mr. John Birchby also includes 309,000 shares held by the Kenneth L. Birchby 2002 Irrevocable Trust, for which Mr. John Birchby serves as trustee and has sole voting and investment power. Mr. Kenneth Birchby granted all of his holdings in Hudson City Bancorp to the trust during the fiscal year ended December 31, 2002.

(11) Includes 72,000 shares as to which Mr. Egner may be deemed to share voting and investment power.

(12) Includes 15,000 shares as to which Mr. Klie may be deemed to share voting and investment power.

(13) Includes 39,000 shares as to which Dr. Quest may be deemed to share voting and investment power.

(14) Includes 1,000 shares as to which Mr. Sponholz may be deemed to share voting and investment power.

--------------------------------------------------------------------------------

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

GENERAL

     The Certificate of Incorporation and Bylaws of Hudson City Bancorp provide for the election of directors by the stockholders. For this purpose, the Board of Directors of Hudson City Bancorp is divided into three classes, each class to be as nearly equal in number as possible. The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of stockholders. There are currently fourteen directors of Hudson City Bancorp.

     The terms of five directors expire at the Annual Meeting. The five incumbent directors with terms expiring at the annual meeting, Michael W. Azzara, John D. Birchby, Victoria H. Bruni, Andrew J. Egner, Jr. and Leonard S. Gudelski have been nominated by the Board of Directors, upon recommendation by the Nominating and Governance Committee, to be re-elected at the annual meeting for three-year terms expiring at the annual meeting of stockholders to be held in 2006, or when their successors are otherwise duly elected and qualified. Each nominee has consented to being named in this proxy statement and to serve if elected.

     The terms of the remaining two classes of directors expire at the annual meetings of stockholders to be held in 2004 and 2005, respectively, or when their successors are otherwise duly elected and qualified. In the event that any nominee for election as a director at the annual meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the proxy card will vote with respect to a substitute nominee designated by the present Board of Directors.

WHO OUR DIRECTORS ARE

     Sadly, in August 2002, we mourned the passing of one of our directors, Arthur V. Wynne, Jr. In February 2003, William G. Bardel was elected to fill the vacancy on the Board of Directors. Mr. Bardel's term expires at the annual meeting of stockholders to be held in 2005 or when his successor is otherwise duly elected and qualified in accordance with our bylaws.

     The following table states certain information with respect to each nominee for election as a director and each director whose term does not expire at the annual meeting (including time spent on the Board of Directors or Board of Managers of Hudson City Savings prior to the incorporation of Hudson City Bancorp on March 4, 1999). There are no arrangements or understandings between Hudson City Bancorp and any director or nominee pursuant to which such person was elected or nominated to be a director of Hudson City Bancorp. For information with respect to security ownership of directors, see "Security Ownership of Certain Beneficial Owners and Management -- Security Ownership of Management."

                                           DIRECTOR     TERM
NOMINEES                         AGE(1)     SINCE      EXPIRES            POSITIONS HELD
--------                         ------    --------    -------            --------------
Michael W. Azzara..............    56        2002       2003      Director
John D. Birchby................    57        1980       2003      Director
Victoria H. Bruni..............    61        1996       2003      Director
Andrew J. Egner, Jr............    78        1984       2003      Director
Leonard S. Gudelski............    68        1971       2003      Chairman of the Board and
                                                                  Director
CONTINUING DIRECTORS
Ronald E. Hermance, Jr.........    55        1988       2005      President, Chief Executive
                                                                  Officer and Director
Denis J. Salamone..............    50        2001       2004      Senior Executive Vice
                                                                  President, Chief Operating
                                                                  Officer and Director
Verne S. Atwater...............    82        1983       2005      Director
William G. Bardel..............    63        2003       2005      Director
Kenneth L. Birchby(2)..........    88        1966       2004      Director
William J. Cosgrove............    70        1995       2004      Director
John W. Klie...................    77        1970       2005      Director
Donald O. Quest................    63        1983       2004      Director
Joseph G. Sponholz.............    59        2002       2004      Director

-------------------------

(1) As of May 1, 2003.

(2) Mr. Kenneth L. Birchby also serves as Chairman Emeritus of Hudson City Savings.

OUR DIRECTORS' BACKGROUNDS

     The business experience of each of our directors is as follows:

                       NOMINEES FOR ELECTION AS DIRECTOR

     MICHAEL W. AZZARA has been the President and Chief Executive Officer of Valley Health System, a regional health care provider comprised of the Valley Hospital in Ridgewood, NJ, Valley Home and Community Health Care and the Healthnet Medical Group, since 1997. Mr. Azzara plans to retire from such position on April 4, 2003. Prior to assuming such position, Mr. Azzara served as President and Chief Executive Officer of Valley Hospital. Mr. Azzara serves on the Board or as a member of numerous industry and community groups. Mr. Azzara served on the Board of Directors of Ridgewood Savings Bank until its purchase by another community bank. A graduate of Rutgers University, he has received a Masters degree from Cornell Graduate School of Business and Public Administration.

     JOHN D. BIRCHBY, ESQ. has been a partner in the law firm of Dieffenbach, Witt & Birchby since 1975. He was a member of the Supreme Court District Ethics Committee for Bergen County of the State of New Jersey from 1990 to 1994. He is the son of Kenneth L. Birchby.

     VICTORIA H. BRUNI has been Vice President for Administration and Finance at Ramapo College of New Jersey since 1993. From 1964 to 1993 she served in various positions at New Jersey Bell Telephone Co., including attorney, Treasurer, and Assistant Secretary.

     ANDREW J. EGNER, JR. is retired, having been employed in various capacities by Hudson City Savings from 1984 to his retirement in 1989.

     LEONARD S. GUDELSKI has served as an executive officer and as Chairman of the Board of Hudson City Bancorp since its incorporation in 1999 and also served as Chief Executive Officer until he stepped down from such position effective January 1, 2002. He joined Hudson City Savings as Vice President in 1969 after having been employed for 13 years at a savings bank in Connecticut. In

1971 he was elected Executive Vice President and a member of the Board of Managers. Subsequent promotions were to President and Chief Operating Officer in 1981, President and Chief Executive Officer in 1989 and Chairman, President and Chief Executive Officer in 1996. He became Chairman and Chief Executive Officer of Hudson City Savings in 1997. He is a graduate of the University of Connecticut with a degree in economics and has completed various industry-related graduate level courses.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.

                              CONTINUING DIRECTORS

     RONALD E. HERMANCE, JR. has been President and Chief Executive Officer of Hudson City Bancorp and Hudson City Savings since January 1, 2002. Prior to assuming such position, Mr. Hermance had served as President and Chief Operating Officer of Hudson City Bancorp since its incorporation in 1999 and of Hudson City Savings since January 1997. Mr. Hermance previously was Senior Executive Vice President and Chief Operating Officer from the time he joined Hudson City Savings in 1988. He was elected to the Board of Managers of Hudson City Savings in 1988. Prior to joining Hudson City Savings, Mr. Hermance was Chief Financial Officer of Southold Savings Bank on Long Island, New York. In addition to his most recent service, Mr. Hermance served in various lending capacities in both a commercial bank and a thrift institution.

     DENIS J. SALAMONE has served as Senior Executive Vice President of Hudson City Bancorp and Hudson City Savings since October 2001 and succeeded Mr. Hermance as Chief Operating Officer on January 1, 2002. He was elected to the Board of Directors in October 2001. Prior to joining Hudson City, Mr. Salamone had a twenty-six year career with the independent accounting firm of PricewaterhouseCoopers LLP, where he had been a partner for the last sixteen years. Most recently, Mr. Salamone was the Global Financial Services leader for Audit and Business Advisory Services, lead partner on a major investment banking client, and a member of the PricewaterhouseCoopers eighteen member board of directors. He also served as Chairman of the Partner Admissions Committee and a member of the firm's Management Evaluation and Compensation Committee.

     VERNE S. ATWATER, PH.D. served as Professor of Finance, Emeritus of the Lubin Graduate School of Business of Pace University from 1982 until 2001. He is a former director of the United States Life Insurance Company and Grolier Inc.

     WILLIAM G. BARDEL has been Associate Headmaster and Chief Financial Officer of the Lawrenceville School, a preparatory high school in Lawrenceville, New Jersey, since 1994. Previously, from 1988 to 1994, he served as head of the Government Advisory Group of Lehman Brothers in London, England, which provided financial market guidance to developing nations in Africa, Asia, Eastern Europe, South America and the Middle East.

     KENNETH L. BIRCHBY has been the Chairman Emeritus of Hudson City Savings since 1996. Mr. Birchby joined Hudson City Savings in 1966 as Executive Vice President, became President and Chief Executive Officer in 1968 and retired from this position in 1989. He became Chairman of Hudson City Savings in 1981 and served in this capacity until 1996, at which time he was elected Chairman Emeritus. He is the father of John D. Birchby, Esq.

     WILLIAM J. COSGROVE served at Citibank, N.A. from 1963 to 1991 when he retired as Vice President, Senior Credit Officer. Since 1993, he has been Executive Vice President at Citadel Group Representatives, Inc. and has served since 1991 as a Trustee of the John Hancock Funds and as an adjunct Professor at the Lubin Graduate School of Business of Pace University.

     JOHN W. KLIE is retired, having served as Vice President of Henry Klie, Inc., an insurance agency, from 1950 to 1989 and as consultant to the Otterstedt Agency, an insurance agency, from

1989 to 1996. Mr. Klie is a past President of the Hudson County Association of Independent Insurance Agents.

     DONALD O. QUEST, M.D. has been a neurological surgeon since 1976, a professor at Columbia University since 1989 and an attending physician at Valley Hospital and Columbia-Presbyterian Medical Center since 1978. He is a member of the Neurosurgical Associates of New York and New Jersey.

     JOSEPH G. SPONHOLZ is a retired Vice Chairman of Chase Manhattan Bank, a position he held from 1997 to his retirement in 2000. Prior to assuming the position of Vice Chairman, Mr. Sponholz had served as Chief Administrative Officer of Chase Manhattan Bank. Serving as a member of Chase's Executive Committee, Mr. Sponholz spearheaded the company's Internet efforts as leader of Chase.com. Prior to its merger with Chase, he served as Chief Financial Officer and Chief Technology Officer at Chemical Bank. He is recognized as an industry leader in the areas of business strategy, technology and financial management. A graduate of Fordham University, Mr. Sponholz holds an MBA in Finance from New York University.

                               EXECUTIVE OFFICERS

     In addition to Messrs. Gudelski, Hermance and Salamone, Hudson City Bancorp and Hudson City Savings have the following executive officers:

     JOHN M. TASSILLO, age 68, has served as Executive Vice President, Treasurer and Secretary of Hudson City Bancorp since its incorporation in 1999. He has worked for Hudson City Savings since 1969 and has served as Executive Vice President and Treasurer of Hudson City Savings since 1989. Mr. Tassillo is responsible for data processing, checking, ATM control, and compliance areas of Hudson City Savings. Mr. Tassillo is a Certified Public Accountant. He is a graduate of St. Peter's College in New Jersey and the Graduate School of Savings Banking at Brown University.

     V. BARRY CORRIDON, age 54, has been Senior Vice President of Mortgage Servicing of Hudson City Savings since January 2000. He previously served as First Vice President of Mortgage Servicing of Hudson City Savings from 1995 to 2000 and as a Vice President from 1982 to 1995. He is responsible for the administration of our mortgage portfolio, supervision of new loan set-up, post-closing, payoffs, mortgage accounting, collections and foreclosures. Mr. Corridon was President of the Mortgage Bankers Association of New Jersey in 1995. He is the past President of the Mortgage Bankers Association's Educational Foundation. Mr. Corridon also serves on the board of WOODLEA/PATH Advisory Council of Children's Aid and Family Services. He earned his undergraduate degree at Fairleigh Dickinson University and is also a graduate of the Graduate School of Savings Banking at Brown University. He joined Hudson City Savings in 1970.

     JAMES C. KRANZ, age 54, has been Senior Vice President and Investment Officer of Hudson City Savings since January 2000 and previously served as First Vice President and Investment Officer from 1989 to 2000. He is responsible for investments, cash flow management and management of interest rate risk. Mr. Kranz joined Hudson City Savings in 1983. He formerly served as the Investment Officer of another New Jersey savings bank for 12 years. Mr. Kranz is a member of the New Jersey Bond Club and serves on the Asset and Liability Management Committee of the New Jersey League of Community and Savings Bankers. Mr. Kranz has an undergraduate degree and a MBA from Lehigh University. He is a graduate of the Graduate School of Savings Banking at Brown University.

     THOMAS E. LAIRD, age 50, joined Hudson City Savings in 1974. He has served as Senior Vice President, Lending since January 2002 and previously served as Senior Vice President and Mortgage Officer from January 2000 to 2002. Prior to that, he served as First Vice President and Mortgage Officer from 1991 to 2000. His primary areas of responsibility are mortgage and consumer lending and loan production. Mr. Laird holds an undergraduate degree from St. Peter's College and is a graduate of the National School of Banking at Fairfield University. Mr. Laird has been actively involved from 1989 to 1999 on the Wanaque Board of Education, having served for two terms as Board President. He has also been active in the New Jersey League of Community and Savings Bankers and presently is a board member of the Dover Housing Development Corporation. He is a former member of the Board of Governors of the Mortgage Bankers Association of New Jersey.

     MICHAEL B. LEE, age 53, has served as Senior Vice President and Secretary of Hudson City Savings since January 2000 and previously served as First Vice President and Secretary of Hudson City Savings from 1989 to 2000. He is responsible for branch administration, training and customer retirement programs. He has an undergraduate degree in management from St. Peter's College and a Masters Degree from New Jersey Institute of Technology. He has also graduated from the National School of Finance and Management at Fairfield University. Mr. Lee is a Past President of the Bergen Chapter of the American Institute of Banking and has served on several committees of the New Jersey League of Community and Savings Bankers. Mr. Lee joined Hudson City Savings in 1971.

     VERONICA A. OLSZEWSKI, age 43, has served as Senior Vice President of Hudson City Savings since January 2002. She previously served as First Vice President/Special Projects of Hudson City Savings from January 2000 to December 2001 and as a Vice President and Assistant Auditor from March 1997 to December 1999. Ms. Olszewski joined Hudson City Savings in 1980. She is responsible for special projects and strategic planning. She is a CPA and a member of the AICPA and the New Jersey Society of CPAs. She is a graduate of Jersey City State College.

                              CORPORATE GOVERNANCE

     Hudson City Bancorp aspires to the highest standards of ethical conduct. In that spirit, we are committed to being a leader in corporate governance reform. In July 2002, the Sarbanes-Oxley Act of 2002 was enacted. The Sarbanes-Oxley Act covers a very broad range of corporate governance and accounting issues with the intention of establishing an enhanced legal framework that will promote honesty and transparency in corporate America and better protect investors from the type of corporate wrongdoing that has made headlines in the last couple of years. Hudson City Bancorp has accelerated its compliance with the Sarbanes-Oxley Act and strives to follow "best practices" of corporate governance.

INDEPENDENCE OF DIRECTORS

     A majority of the Board of Directors are independent, as affirmatively determined by the Board consistent with the criteria established by the Nasdaq Stock Market and as required by Hudson City Bancorp's bylaws.

     The Board has conducted an annual review of director independence. During this review, the Board considered transactions and relationships during the prior year between each director or any member of his or her immediate family and Hudson City Bancorp and its subsidiaries, affiliates and equity investors, including those reported under "Certain Transactions with Members of our Board of Directors and Executive Officers" below. The Board also examined transactions and relationships between directors or their affiliates and members of the senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     As a result of this review, the Board affirmatively determined that the following directors meet Hudson City Bancorp's standard of independence. Verne
S. Atwater, Michael W. Azzara, William G. Bardel, Victoria H. Bruni, William J. Cosgrove, Andrew J. Egner, Jr., John W. Klie, Donald O. Quest and Joseph G. Sponholz. The remaining directors were not determined to be independent for the following reasons: Leonard S. Gudelski has been employed by Hudson City Bancorp within the last three years; Ronald E. Hermance, Jr. and Denis J. Salamone are currently executive officers of Hudson City Bancorp; John D. Birchby is a partner of, and receives compensation from, a firm that provides legal services to Hudson City Savings; and Kenneth L. Birchby is a relative of John D. Birchby.

LEAD INDEPENDENT DIRECTOR

     In January 2003, the Board of Directors created a new position of lead independent director, whose primary responsibility is to preside over periodic executive sessions of the independent members of the Board of Directors. The lead independent director also prepares the agenda for meetings of the independent directors, serves as a liaison between the independent directors and management and outside advisors, and makes periodic reports to the Board of Directors regarding the actions and recommendations of the independent directors. The independent members of the Board of Directors have designated Verne S. Atwater to serve in this position.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During 2002, Hudson City Bancorp's Board of Directors held 12 meetings. No current director attended fewer than 75% of the total number of Board meetings held during the period for which such director has been a director and committee meetings of which such director was a member.

     The Board of Directors of Hudson City Bancorp maintains the following four standing committees:

     The COMPENSATION COMMITTEE consists of Mr. Azzara, Ms. Bruni and Dr. Quest with Dr. Quest serving as Chairman. All members of the Compensation Committee have been determined by the Board to be independent directors. The Compensation Committee has adopted a written charter, which is attached to this proxy statement as Appendix A. This committee oversees Hudson City Bancorp's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans. The Compensation Committee also annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer's compensation and evaluates the Chief Executive Officer's performance in light of those goals and objectives. The Compensation Committee met 3 times during 2002.

     The NOMINATING AND GOVERNANCE COMMITTEE consists of Dr. Quest, who is Chairman, and Messrs. Atwater and Cosgrove. All members of the Nominating and Governance Committee have been determined by the Board to be independent directors. The Nominating and Governance Committee has adopted a written charter, which is attached to this proxy statement as Appendix B. This committee is responsible for developing and implementing policies and practices relating to corporate governance, including developing and monitoring implementation of Hudson City Bancorp's Corporate Governance Guidelines. In addition, the Nominating and Governance Committee is responsible for developing criteria for the selection and evaluation of directors and recommends to the Board of Directors candidates for election as directors and senior management. This committee met 3 times during 2002. In accordance with Hudson City Bancorp's bylaws, no nominations for election of directors, except those made by the Board upon the recommendation of the Nominating and Governance Committee, shall be voted upon at the annual meeting unless properly made by a stockholder in accordance with the procedures set forth under "Additional Information -- Notice of Business to be Conducted at Annual Meeting."

     The AUDIT COMMITTEE consists of Messrs. Atwater, Bardel, Cosgrove, Klie and Sponholz, each of whom have been determined by the Board to be independent of Hudson City Bancorp and meet the definition of independence in Rule 4200(a)(14) of the Nasdaq National Market's listing standards. Mr. Atwater serves as Chairman of the Audit Committee. The Audit Committee revised its written charter in January 2003. A copy of the revised charter is attached to this proxy statement as Appendix C. A brief description of the responsibilities of the Audit Committee is set forth below under "Audit Committee Report." The Audit Committee met 10 times during 2002.

     The EXECUTIVE COMMITTEE consists of Messrs. Atwater, K. Birchby, J. Birchby, Gudelski, Hermance, Klie and Salamone. Mr. Gudelski serves as Chairman. The Executive Committee exercises the powers of the Board of Directors in the management of the business and affairs of Hudson City Bancorp, if necessary, between meetings of the Board of Directors. The Executive Committee did not meet during 2002.

                             AUDIT COMMITTEE REPORT

     The following Report of our Audit Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that Hudson City Bancorp specifically incorporates this information by reference, and otherwise shall not be deemed "soliciting material" or to be "filed" with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

     Under the guidance of a written charter adopted by the Board of Directors, as revised in January 2003 and attached as Appendix C to this proxy statement, the Audit Committee is primarily responsible for:

     - Monitoring the integrity of Hudson City Bancorp's financial reporting process and systems of internal controls regarding finance, accounting, legal compliance and public disclosure of financial information;

     - Monitoring the independence and performance of Hudson City Bancorp's independent auditors and internal auditing department; and

     - Maintaining free and open communication between the Audit Committee, the independent auditors, management, the internal auditing department, and the Board of Directors.

     In fulfilling its responsibilities, the Audit Committee, among other things:

     - Reviews with management and the independent auditors Hudson City Bancorp's audited financial statements and other financial disclosures to be included in its annual report on Form 10-K and the quarterly financial statements and other financial disclosures to be included in quarterly reports on Form 10-Q, in each case prior to the filing of such reports with the Securities and Exchange Commission;

     - Supervises the relationship between Hudson City Bancorp and its independent auditors, including making decisions with respect to their appointment or removal, evaluating their performance, reviewing the scope of their audit services and approving the compensation for such services, approving any non-audit services and the fees for such services, and evaluating the independence of the independent auditors; and

     - Working with management, the independent auditors, and the internal auditors of Hudson City Bancorp, evaluates the integrity of Hudson City Bancorp's financial reporting processes and controls.

     In accordance with the Audit Committee Charter, the Audit Committee has reviewed and discussed the audited financial statements of Hudson City Bancorp for the fiscal year ended December 31, 2002, with Hudson City Bancorp's management. The Audit Committee has discussed with KPMG LLP Hudson City Bancorp's audited financial statements for the fiscal year ended

December 31, 2002, including the following matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees):

     - The independent auditors responsibility under Generally Accepted Auditing Standards adopted in the United States;

     - Any significant accounting policies either newly adopted or modified;

     - Any significant management judgments and estimates included in the underlying financial statements;

     - Any significant audit adjustments proposed in their examination;

     - Any other information in documents containing the audited financial statements;

     - Any disagreements with management;

     - Any major issues discussed with management and other independent audit and accounting firms;

     - Any major issues discussed with management prior to retention as independent auditor;

     - Any difficulties encountered in performing the examination; and

     - Quality of accounting principles.

     The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm. Based on the review and discussions with Hudson City Bancorp's auditors and management as noted above, the Audit Committee recommended to the Board of Directors that the financial statements for the fiscal year ended December 31, 2002 be included in Hudson City Bancorp's Annual Report on Form 10-K for filing with the SEC.

                                                  Audit Committee of Hudson City
                                                                   Bancorp, Inc.

                                             Verne S. Atwater, (Chairman)

                                             William G. Bardel

                                             William J. Cosgrove

                                             John W. Klie

                                             Joseph G. Sponholz

CERTAIN TRANSACTIONS WITH MEMBERS OF OUR BOARD OF DIRECTORS AND EXECUTIVE
OFFICERS

     We do not currently make loans or extend credit to members of our Board of Directors or our executive officers. However, we do make residential mortgage loans to our other employees. These loans bear interest at the same rate as loans offered to non-employee borrowers minus one-eighth or one-quarter percent, depending on the type of loan selected. The mortgage loans otherwise have the same underwriting terms that apply to non-employee borrowers. We have also made residential mortgage loans to members of the immediate families of certain of our officers and directors. Such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

     We retain the law firm of Dieffenbach Witt & Birchby. John D. Birchby, a director of Hudson City Bancorp, Hudson City Savings and Hudson City, MHC, has been a partner of Dieffenbach, Witt & Birchby since 1975. For 2002, we paid $250,000 to the law firm under our retainer agreement plus the balance of the unbilled charges for 2001 in the amount of $11,567.75 for a total of $261,567.75. The firm also received $1,245,950 in 2002 from borrowers of Hudson City Savings to review loan documentation. We also rent 2,450 square feet of office space to Dieffenbach Witt & Birchby. During 2002, we received lease payments of $62,113.

CONTINUING CORPORATE GOVERNANCE EFFORTS

     Hudson City Bancorp will continue its efforts to be a leader in corporate governance. In January 2003, Hudson City Bancorp amended its bylaws to, among other things, define who may be considered an "independent" director, establish a mandatory retirement age for all directors, require the independent directors to meet periodically in executive sessions, and amend the responsibilities of the Board committees to conform with the requirements of the Sarbanes-Oxley Act and related rules and regulations. The Nominating and Corporate Governance Committee is currently developing Corporate Governance Guidelines, which are expected to be approved by the Board by May 2003. The Board is also developing a Code of Business Conduct and Ethics, which will be adopted in the coming months. Further actions to enhance our corporate governance mechanisms will be taken as required by law and the stock exchanges upon which our shares are listed, or as otherwise deemed necessary or appropriate by the Board, with a continuing focus on "best practices."

STOCK OWNERSHIP

     Hudson City Bancorp encourages its officers and directors to own stock in Hudson City Bancorp, and a portion of the compensation of its officers and directors is stock-based, as described below under "Compensation of Directors and Executive Officers." Information regarding stock ownership by Hudson City's directors and executive officers is set forth under "Security Ownership of Certain Beneficial Owners and Management."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Hudson City Bancorp's executive officers and directors, and persons who own more than 10% of Hudson City Bancorp common stock to file with the SEC reports of ownership and changes of ownership. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Hudson City Bancorp with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Hudson City Bancorp believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

REPORT OF COMPENSATION COMMITTEE

     The following Report of Hudson City Bancorp's Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that Hudson City Bancorp specifically incorporates this information by reference, and otherwise shall not be deemed "soliciting material," or to be "filed" with the

SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of
Section 18 of the Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for administering the compensation and benefits programs for the Chief Executive Officer and all other executive officers. Compensation of the Chief Executive Officer and other executive officers for the fiscal year ended 2002 was paid by Hudson City Savings and determined by the Board of Directors of Hudson City Savings upon the recommendation of the Compensation Committee.

     The committee reviews the compensation and benefits programs for all executive officers on an annual basis. Recommendations and rationale of Hudson City Savings' Chief Executive Officer are taken into consideration during such review. The Chief Executive Officer does not participate in the Committee's decision regarding his own compensation review and recommendation.

     The committee strives to provide a compensation program that assures both the motivation and retention of the executive officers, proper alignment with the financial interests of Hudson City Bancorp's stockholders, and competitiveness with the external marketplace. To this end, Hudson City Bancorp has retained a nationally recognized compensation consulting firm to assist with the review and recommendation process. In order to determine competitive practices regarding compensation, a group of companies with similar size and business mix to that of Hudson City Savings was compiled. The committee reviewed the compensation practices of the peer group in order to develop recommendations for Hudson City Savings' executive officers.

     Hudson City Savings' compensation program for executive officers consists of base salary, annual bonus, and long-term incentive awards, including stock option and restricted stock grants.

BASE SALARIES

     Salary levels recommended by the Compensation Committee are intended to be competitive with salary levels of the companies in Hudson City Savings' peer group, commensurate with the executive officers' respective duties and responsibilities, and reflect the financial performance of Hudson City Savings. After a comprehensive review, base salaries for the fiscal year ended 2002 were increased 7.65% on average for the covered executive officers, a level deemed appropriate using the above criteria.

ANNUAL INCENTIVE

     Hudson City Savings maintains the Annual Incentive Plan in which the executive officers are eligible to participate. A target bonus award has been set for each officer expressed as a percent of salary, which varies based on the officer's position. During the first quarter of 2002, the Board of Directors set a net operating income target (before taxes and extraordinary items) for achievement under the plan. Net operating income performance for 2002 determined the bonus awards that were paid out to the executive officers, as a percent of their target award. In 2002, net operating income performance exceeded target levels; therefore, above target awards were paid to the participating executive officers. Hudson City Savings typically pays these bonuses in cash shortly after the end of the fiscal year, but payment may be deferred to a later date at the election of the participant.

STOCK OPTIONS

     Hudson City Bancorp has implemented the 2000 Stock Option Plan under which the executive officers and directors may be eligible to receive awards. In 2000, all executive officers received stock option grants determined by the Compensation Committee based on the financial performance achieved by Hudson City Savings, and the level of long-term incentive awards made by the companies in the peer group. The Compensation Committee considers the stock option grants a key means of aligning the interests of executive officers with those of Hudson City Bancorp's stockholders because the value of the stock options is tied directly to stock price appreciation.

RECOGNITION AND RETENTION PLAN

     Hudson City Bancorp has implemented the 2000 Recognition and Retention Plan under which the executive officers and directors are eligible to receive restricted stock awards. In 2000, all executive officers received restricted stock grants determined by the Compensation Committee based on the financial performance achieved by Hudson City Savings, and the level of long-term incentive awards made by the companies in the peer group. The Compensation Committee considers the restricted stock awards a key means of aligning the interests of executive officers with those of Hudson City Bancorp's stockholders because the value of the restricted stock is tied directly to stock price.

CHIEF EXECUTIVE OFFICER

     The Compensation Committee recognizes the significant additional efforts required of Mr. Hermance, who succeeded Mr. Gudelski as President and Chief Executive Officer during 2002, in bringing about Hudson City Bancorp's successful operations in 2002.

     The Compensation Committee, in conjunction with the compensation consulting firm retained by Hudson City Bancorp, developed the following recommendations for Mr. Hermance's compensation in 2002. Base salary was increased in 2002 to $700,000, representing a 16.7% increase from the prior year, reflecting Mr. Hermance's increased responsibilities as a result of his promotion to Chief Executive Officer. Under the criteria of the Annual Incentive Plan, Mr. Hermance received a bonus in the amount of $765,000, based on pre-tax net operating income, which exceeded target levels.

                             Compensation Committee of Hudson City Bancorp, Inc.

                                      Donald O. Quest, (Chairman)

                                      Michael W. Azzara

                                      Victoria H. Bruni

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2002, Mr. Azzara, Ms. Bruni, Mr. Cosgrove and Dr. Quest served on the Compensation Committee. Mr. Azzara replaced Mr. Cosgrove on the committee in December 2002. There were no interlocks, as defined under the rules and regulations of the SEC, between members of the Compensation Committee or executive officers of Hudson City Bancorp and corporations with which such persons are affiliated.

PERFORMANCE GRAPH

     Pursuant to the regulations of the SEC, the graph below compares the performance of Hudson City Bancorp with that of the total return for the Russell 2000 Index and for all thrift stocks as reported by SNL Securities L.C. from July 1, 1999, through December 31, 2002. On July 13, 1999, Hudson City Savings completed its initial public offering. Immediately thereafter, the common stock began trading on the Nasdaq Stock Market. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below. The index level for all series was set to 100.00 on July 13, 1999, the first day of trading for Hudson City Bancorp common stock.

                           HUDSON CITY BANCORP, INC.*

              [HUDSON CITY BANCORP TOTAL RETURN PERFORMANCE GRAPH]

                                                               PERIOD ENDING
                                            ----------------------------------------------------
                  INDEX                     07/13/99   12/31/99   12/31/00   12/31/01   12/31/02
------------------------------------------------------------------------------------------------
Hudson City Bancorp, Inc.*                      100        135        207        275        396
Russell 2000**                                  100        115        112        115         91
SNL Thrift Index*                               100         83        132        141        168

------------------------

 * Source: SNL Financial LC

** Source: Bloomberg Financial Database

     THERE CAN BE NO ASSURANCE THAT STOCK PERFORMANCE WILL CONTINUE INTO THE FUTURE WITH THE SAME OR SIMILAR TRENDS AS THOSE DEPICTED IN THE GRAPH ABOVE.

STOCK DIVIDEND

     A 100% stock dividend, having the effect of a 2-for-1 stock split, was paid by Hudson City Bancorp on June 17, 2002. The effect of the 100% stock dividend has been retroactively reflected in the presentation of this proxy statement.

DIRECTOR COMPENSATION

     Fee Arrangements. To date, Hudson City Savings has compensated its directors and executive officers for their services. Hudson City Bancorp does not pay any additional compensation. We expect to continue this practice until we have a business reason to establish separate compensation programs. We expect Hudson City Bancorp to reimburse Hudson City Savings for a part of the compensation paid to each director and executive officer that is proportionate to the amount of time which he or she devotes to performing services for Hudson City Bancorp. Hudson City Savings pays a fee to each of its non-management directors for attendance at each board meeting of Hudson City Bancorp or Hudson City Savings and each meeting of a committee of which they are members. A single fee is paid when Hudson City Bancorp and Hudson City Savings hold joint board or committee meetings. The following table sets forth the meeting fees currently in effect. Effective January 1, 2003, each board member will receive, in addition to the per meeting attendance fees listed below, an annual retainer of $30,000, compared to an annual retainer of $28,000 for 2002.

                                                              POSITION   MEETING FEE
                                                              --------   -----------
Board of Hudson City Bancorp and Hudson City Savings........  Member       $1,000
Audit Committee of Hudson City Bancorp and Hudson City
  Savings...................................................  Member        1,000
                                                               Chair        1,250
Compensation Committee of Hudson City Bancorp...............  Member        1,000
                                                               Chair        1,250
Human Resources Committee of Hudson City Savings............  Member        1,000
                                                               Chair        1,250
Asset Management Committee of Hudson City Savings...........  Member        1,000
                                                               Chair        1,250
Nominating and Governance Committee of Hudson City Bancorp
  and Hudson City Savings...................................  Member        1,000
                                                               Chair        1,250
Executive Committee of Hudson City Bancorp and Hudson City
  Savings...................................................  Member        1,000

     Outside Directors Consultation Plan. This plan provides continued compensation following termination of service as a director to eligible outside directors who agree to serve as consultants to Hudson City Savings. A director is eligible if he or she retires after attaining age 65 and completing 10 years of service as an outside director. The monthly consulting fee is equal to 5% of the fee for attendance at a meeting of the board of directors in effect at the date of termination of service as a director multiplied by the number of full years of service as an outside director, to a maximum of 20 years. A director's consulting arrangement will continue for 120 months or until an earlier date when the director withdraws from the performance of consulting services. If a change of control occurs, this plan will terminate and all of its obligations will be settled by lump sum payment. In computing these lump sums, each non-employee director will be presumed to have attained age 65 and completed 20 years of service.

     Agreements for the Deferral of Directors Fees. This plan allows the deferral of fees for service on the board of directors of Hudson City Savings and its committees. Deferred amounts bear interest, credited quarterly, at the highest interest rate which Hudson City Savings paid to its customers on savings and time deposits during the quarter. Hudson City Savings pays the deferred amounts plus accrued interest following the director's termination of service. These benefits are general, unsecured obligations of Hudson City Savings and are not separately funded.

     2000 Stock Option Plan and 2000 Recognition and Retention Plan. The 2000 Stock Option Plan and 2000 Recognition and Retention Plan were adopted by our Board of Directors and subsequently approved by Hudson City Bancorp's stockholders at a special meeting held on January 13, 2000. Each of our non-officer directors who held that position on January 13, 2000 has been granted an option to purchase 200,000 shares of our common stock that are scheduled to vest at the rate of 20% per year over a five-year period and will become immediately exercisable upon an option holder's death, disability, retirement or change in control of Hudson City Bancorp. Messr. Azzara and Sponholz were each granted an option to purchase 120,000 shares of our common stock that are scheduled to vest at the rate of 40,000 shares per year over a three-year period and will become immediately exercisable upon death, disability, retirement or change in control of Hudson City Bancorp. Each of our non-officer directors who held that position on January 13, 2000 has been granted restricted stock awards of 110,000 shares of our common stock that are also scheduled to vest in 20% increments over a five-year period with accelerated vesting to occur in the event of an award holder's death, disability, retirement or change in control of Hudson City Bancorp. Messrs. Azzara and Sponholz were granted restrictive stock awards of 33,000 shares each, which are scheduled to vest in equal increments of 11,000 shares in April 2003, 2004 and 2005 with accelerated vesting to occur in the event of death, disability, retirement or change in control of Hudson City Bancorp.

EXECUTIVE OFFICER COMPENSATION

     Summary Compensation Table. The following table provides information about the compensation paid for services rendered in all capacities during 2002, 2001 and 2000 to our Chief Executive Officer and to the four other most highly compensated executive officers whose total annual salary and bonus for 2002 was at least $100,000.

                                                                                    LONG-TERM COMPENSATION
                                                                     ----------------------------------------------------
                                               ANNUAL                        AWARDS                     PAYOUTS
                                            COMPENSATION             ----------------------   ---------------------------
                                  --------------------------------   RESTRICTED
                                                      OTHER ANNUAL     STOCK                      LTIP        ALL OTHER
NAME AND                          SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS    COMPENSATION   COMPENSATION
PRINCIPAL POSITIONS        YEAR     ($)     ($)(2)       ($)(3)        ($)(6)      (#)(7)        ($)(4)         ($)(5)
-------------------        ----   -------   -------   ------------   ----------   ---------   ------------   ------------
Leonard S. Gudelski......  2002   875,000    10,500       --                --           --           --       221,540
  Chairman of the Board    2001   846,539   547,264       --                --           --    1,299,562       158,884
                           2000   807,231   469,449       --         8,707,500    2,000,000           --       128,039
Ronald E. Hermance,
  Jr.....................  2002   623,077   775,500       --                --           --           --       156,985
  President and Chief      2001   465,385   228,279       --           144,210      172,000      553,014        81,720
  Executive Officer        2000   405,769   194,240       --         6,075,000    1,300,000           --        59,714
Denis J. Salamone(1).....  2002   411,539   438,462       --                --           --           --        10,877
  Senior Executive Vice    2001    61,538    34,168       --         2,380,000      320,000       29,184            --
  President and Chief
  Operating Officer
John M. Tassillo.........  2002   291,923   280,500       --           404,850       50,000           --        71,246
  Executive Vice           2001   281,538   134,250       --                --           --      292,600        46,891
  President, Treasurer     2000   263,692   114,788       --         2,430,000      360,000           --        35,878
  and Secretary
James Kranz..............  2002   193,508   124,475       --                --           --           --        42,898
  Senior Vice President    2001   184,961    56,036       --                --           --      147,554        28,752
  and Investment Officer   2000   176,846    49,390       --           810,000      150,000           --        21,761
  of Hudson City Savings

-------------------------

(1) Mr. Salamone commenced employment with Hudson City Bancorp on October 29, 2001. During the fiscal year ended December 31, 2000, he received no compensation from Hudson City Bancorp.

(2) The figures include, except for Mr. Salamone, employer contributions to the Hudson City Savings Bank Profit Incentive Bonus Plan which the executive officer could have elected to receive in cash for the year in question and bonuses under the Hudson City Savings Bank Annual Incentive Plan which were earned for the year in question and paid in the subsequent year. The figure for Mr. Salamone includes a 5% bonus payment in the amount of $18,462, made to employees not yet eligible to participate in the Profit Incentive Bonus Plan.

(3) Hudson City Savings provides its executive officers with certain non-cash benefits and perquisites, such as the use of Bank-owned or leased automobiles. Management of Hudson City Savings believes that the aggregate value of these benefits for each year included in the table did not, in the case of any executive officer, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for him in the Summary Compensation Table.

(4) Represents amounts paid in 2002 under Hudson City Savings' Long-Term Incentive Plan, a non-qualified performance-based compensation plan, based on achievement of performance goals established for the three-year period ended December 31, 2001. This plan was administered so that payments were made once every three years and was suspended as of December 31, 2001. Includes amounts which may have been deferred by the executive officer pursuant to an individual non-qualified deferred compensation arrangement.

(5) Includes the following components for 2002: (1) amounts accrued under the Hudson City Savings Bank Supplemental Savings Plan, a non-qualified deferred compensation plan -- Mr. Gudelski, $33,250; Mr. Hermance, $20,025; and Mr. Tassillo, $4,500; (2) the premium cost for life insurance coverage under the Hudson City Savings Bank Supplemental Death Benefit Plan for Senior
    Officers -- Mr. Gudelski, $1,842; Mr. Hermance, $1,445; Mr. Salamone, $1,767; Mr. Tassillo, $1,503; and Mr. Kranz, $980; and (3) amounts under the ESOP and the ESOP Restoration Plan, respectively, based upon the closing price of $18.63 of Hudson City Bancorp stock on December 31, 2002 -- Mr. Gudelski, $38,993 and $147,455; Mr. Hermance, $38,993 and $96,522; Mr.
    Salamone, $0 and $9,110; Mr. Tassillo, $38,993 and $26,250; and Mr. Kranz, $38,993 and $2,925.

(6) Pursuant to the RRP, shares of stock were granted as of January 13, 2000 to individuals as follows: Mr. Gudelski, 860,000 shares; Mr. Hermance, 600,000 shares; Mr. Tassillo, 240,000 shares; Mr. Kranz, 80,000 shares; which vest at a rate of 20% per year over a five-year period beginning on April 20, 2001, with 100% vesting in cases of the officer's death, disability or retirement or a change in control. In addition, Mr. Hermance was granted an additional 13,200 shares pursuant to the RRP on September 13, 2001, which shares vest at a rate of 20% per year over a five-year period beginning on April 20, 2002, with 100% vesting in cases of his death, disability or retirement or a change in control of Hudson City Bancorp. On November 9, 2001, Mr. Salamone was granted a restricted stock award of 200,000 shares which shares vest at the rate of 40,000 shares per year beginning April 20, 2002, with accelerated vesting in cases of death, disability, retirement or change in control of Hudson City Bancorp. The dollar amount shown in the table for Mr. Salamone's award for the year ended December 31, 2001 is based on the closing price of the Common Stock on November 9, 2001, as reported on the National Market System of the Nasdaq Stock Market ("Nasdaq Stock Market"), which was $11.90. On January 10, 2002, Mr. Tassillo was granted an additional 30,000 shares pursuant to the RRP, which shares vest at a rate of 20% per year over a five-year period beginning on April 20, 2002, with accelerated vesting in cases of his death, disability or retirement or a change of control. The dollar amount shown in the table for Mr. Tassillo's award for the year ended December 31, 2002 is based on the closing price of the Common Stock on January 10, 2002, as reported on the

    Nasdaq Stock Market, which was $13.495. Dividends on unvested shares are distributed as and when declared and paid. The aggregate number of unvested restricted shares held by the named executive officers at December 31, 2002 was 1,262,560. The aggregate value of such shares at December 31, 2002 was $23,521,493, based on the closing price of the Common Stock on December 31, 2002, which was $18.63, as reported on the Nasdaq Stock Market.

(7) Pursuant to the Option Plan, Messrs. Gudelski, Hermance, Tassillo, and Kranz were awarded 2,000,000, 1,300,000, 360,000, and 150,000 options, respectively, as of January 13, 2000, which are exercisable at a rate of 20% per year over a five-year period beginning on January 13, 2001, with 100% vesting in cases of death, disability or retirement or a change in control. In addition, Mr. Hermance was awarded 172,000 options pursuant to the Option Plan as of September 13, 2001, which options are exercisable at a rate of 20% per year over a five-year period beginning on January 13, 2002. There were no options granted in 1999. On October 29, 2001, Mr. Salamone was granted an option to purchase 320,000 shares, which becomes exercisable at the rate of 64,000 shares per year beginning January 13, 2002. On January 10, 2002, Mr. Tassillo was granted an option to purchase 50,000 shares, which becomes exercisable at the rate of 10,000 shares per year beginning January 13, 2003.

EMPLOYMENT AGREEMENTS

     Hudson City Bancorp and Hudson City Savings have jointly entered into employment agreements with Messrs. Gudelski, Hermance, Salamone and Tassillo to secure their services as officers. The employment agreements with Messrs. Hermance and Tassillo became effective on July 13, 1999. In connection with his stepping down as Chief Executive Officer, a new employment agreement was entered into with Mr. Gudelski which became effective September 13, 2001. The employment agreement with Mr. Salamone became effective on October 29, 2001. The employment agreements with Messrs. Hermance, Salamone and Tassillo have rolling three-year terms which a decision of the executive or joint decision of Hudson City Bancorp and Hudson City Savings may convert to a fixed three year term. These agreements provide for minimum annual salaries of $600,000, $400,000 and $300,000, respectively, discretionary cash bonuses, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans (including cash incentive compensation under the existing Annual Incentive Plan and Long-Term Incentive Plan, to the extent that Hudson City Savings continues those plans in the future). Mr. Gudelski's employment agreement provides for his continued employment through December 31, 2004, a minimum annual salary of $875,000 and participation on generally applicable terms and conditions in employee benefit programs (not including the Annual Incentive Plan, Long-Term Incentive Plan or other cash bonus or incentive compensation programs). The employment agreements also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for six years after termination.

     Hudson City Bancorp and Hudson City Savings may discharge each executive, and each executive may resign, at any time with or without cause. However, in the event of discharge without cause, Hudson City Bancorp and Hudson City Savings will owe the executive severance benefits generally equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional three years or, in the case of Mr. Gudelski, through December 31, 2004. The same severance benefits would be payable if the executive resigns during the term following: a loss of title, office or membership on the board of directors; material reduction in duties, functions or responsibilities; involuntary relocation of the executive's principal place of employment to a location over 25 miles in distance from Hudson City Savings' principal office in Paramus, New Jersey and over 25 miles from the executive's principal residence; or other material breach of contract by Hudson City Bancorp or Hudson City Savings which is not cured within 30 days. For 60 days after a change of control, each executive may resign for any reason and collect severance benefits as if he had been discharged without cause. The employment agreements also provide certain uninsured death and disability benefits.

     If Hudson City Bancorp or Hudson City Savings experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the employment agreements might constitute an "excess parachute payment" under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments. Under the employment agreements, Hudson City Bancorp would reimburse the executive for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executive would retain approximately the same net-after tax amounts under the employment agreement that he would have retained if there was no 20% excise tax. The effect of this provision is that Hudson City Bancorp, rather than the executive, bears the financial cost of the excise tax. Neither Hudson City Savings nor Hudson City Bancorp could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.

CHANGE OF CONTROL AGREEMENTS

     Hudson City Bancorp and Hudson City Savings have jointly entered into two-year change of control agreements with Messrs. Corridon, Kranz, Laird and Lee, and Ms. Olszewski. The term of these agreements is perpetual until Hudson City Savings gives notice of non-extension, at which time the term is fixed for two years.

     Generally, Hudson City Savings may terminate the employment of any officer covered by these agreements, with or without cause, at any time prior to a change of control without obligation for severance benefits. However, if Hudson City Bancorp or Hudson City Savings signs a merger or other business combination agreement, or if a third party makes a tender offer or initiates a proxy contest, it could not terminate an officer's employment without cause without liability for severance benefits. The severance benefits would generally be equal to the value of the cash compensation and fringe benefits that the officer would have received if he or she had continued working for an additional two years. Hudson City Savings would pay the same severance benefits if the officer resigns after a change of control following a loss of title, office or membership on the Board of Directors, material reduction in duties, functions or responsibilities, involuntary relocation of his or her principal place of employment to a location over 25 miles from Hudson City Savings' principal office on the day before the change of control and over 25 miles from the officer's principal residence or other material breach of contract which is not cured within 30 days. These agreements also provide certain uninsured death and disability benefits.

     If Hudson City Savings or Hudson City Bancorp experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the change of control agreements might constitute an "excess parachute payment" under current federal tax laws. Any excess parachute payment would be subject to a federal excise tax payable by the officer and would be non-deductible by Hudson City Savings and Hudson City Bancorp for federal income tax purposes. The change of control agreements do not provide a tax indemnity.

     Similar change of control agreements providing severance benefits equal to one year's compensation and benefits are in effect for four First Vice Presidents and 28 Vice Presidents of Hudson City Savings.

BENEFIT PLANS

     Annual Incentive Plan. This plan permits officers with titles of Vice President and above to earn cash bonuses each year. The bonuses are a percentage of each officer's annual rate of base salary. The percentage varies based on the officer's position and Hudson City Savings' net operating income (before taxes and extraordinary items, but after interest expense) relative to a target which the Board of Directors establishes during the first quarter of the year. Hudson City Savings typically pays these bonuses shortly after the end of the year, but payment may be deferred to a later date at the election of the participant. Deferred amounts bear interest at prescribed rates. Deferred amounts plus accrued interest are general, unsecured obligations of Hudson City Savings and are not separately funded.

     Pension Plans. The Hudson City Savings Bank Employees' Retirement Plan is a tax-qualified plan that covers substantially all salaried employees who are age 21 and have at least one year of service. The Supplemental Executive Retirement Plan covers selected executive officers and currently covers Messrs. Gudelski, Hermance, Salamone and Tassillo. The following table shows the estimated aggregate benefits payable under the Employees' Retirement Plan and the Supplemental Executive Retirement Plan upon retirement at age 65 in 2002 with various years of service and average final compensation combinations.

                                    YEARS OF SERVICE
 AVERAGE FINAL    ----------------------------------------------------
COMPENSATION(1)      15         20         25         30       35(2)
---------------   --------   --------   --------   --------   --------
10$0,000.....     $ 30,000   $ 40,000   $ 50,000   $ 60,000   $ 60,000
125,000.....        37,500     50,000     62,500     75,000     75,000
150,000.....        45,000     60,000     75,000     90,000     90,000
160,000.....        48,000     64,000     80,000     96,000     96,000
175,000.....        52,500     70,000     87,500    105,000    105,000
200,000.....        60,000     80,000    100,000    120,000    120,000
300,000.....        90,000    120,000    150,000    180,000    180,000
400,000.....       120,000    160,000    200,000    240,000    240,000
500,000.....       150,000    200,000    250,000    300,000    300,000
750,000.....       225,000    300,000    375,000    450,000    450,000
1,000,000...       300,000    400,000    500,000    600,000    600,000
1,100,000...       330,000    440,000    550,000    660,000    660,000

-------------------------

(1) Average final compensation is average base salary, as reported in the "Salary" column of the Summary Compensation Table, for the highest three consecutive years during the final 10 years of employment. Tax laws impose a limit ($200,000 for individuals retiring in 2002) on the average final compensation that may be counted in computing benefits under the Employees' Retirement Plan and on the annual benefits ($160,000 in 2002). The Employees' Retirement Plan may also pay benefits accrued as of January 1, 1994 based on tax law limits then in effect. For Messrs. Gudelski, Hermance, Salamone and Tassillo, benefits based on average final compensation in excess of this limit are payable under the Supplemental Executive Retirement Plan.

(2) The Employees' Retirement Plan and the Supplemental Executive Retirement Plan do not count service in excess of 30 years in the benefit formula.

     The benefits shown in the preceding table are annual benefits payable in the form of a single life annuity and are not subject to any deduction for Social Security benefits or other offset amounts. At December 31, 2002, the average final compensation and estimated years of service of the executive officers named in the Summary Compensation Table were Mr. Gudelski: $842,923, 33 years of service; Mr. Hermance: $498,077, 14 years of service; Mr. Salamone, $411,539, 14 years of service; Mr. Tassillo: $279,051, 33 years of service; and Mr. Kranz: $185,105, 19 years of service.

     Savings Plans. The Profit Incentive Bonus Plan of Hudson City Savings Bank is a tax-qualified defined contribution plan for substantially all salaried employees who have attained age 21 and have at least one year of service. Until March 31, 1999, Hudson City Savings had made contributions to this plan equal to 10% of each eligible employee's base salary. Participants were able to receive up to 50% of this contribution in cash. The plan held the balance on a tax deferred basis. Because it adopted the Employee Stock Ownership Plan in connection with the reorganization, Hudson City Savings reduced its contributions to the Profit Incentive Bonus Plan to 5% of base salary paid after March 31, 1999, with a cash election available for the full amount of the reduced contribution.

     This plan has an individual account for each participant's contributions and allows each participant to direct the investment of his or her account. One permitted investment is common stock of Hudson City Bancorp. Participants will direct the voting of shares purchased for their plan accounts.

     The Supplementary Savings Plan of Hudson City Savings Bank is a non-qualified plan that provides additional benefits to certain participants whose benefits under the Profit Incentive Bonus Plan are limited by tax law limitations applicable to tax-qualified plans.

     Employee Stock Ownership Plan. This plan is a tax-qualified plan that covers substantially all salaried employees who have at least one year of service and have attained age 21. It was adopted in connection with the reorganization.

     Hudson City Bancorp lent this plan enough money to purchase 8,696,000 of the shares issued to investors other than Hudson City, MHC (or 3.76% of the total number of shares issued in the reorganization). The plan has purchased all 8,696,000 shares.

     Although contributions to this plan are discretionary, Hudson City Savings intends to contribute enough money each year to make the required principal and interest payments on the loan from Hudson City Bancorp. The loan is for a term of 30 years and calls for level annual payments of principal and interest. The plan has pledged the shares it purchases as collateral for the loan and holds them in a suspense account.

     The plan released 289,866 of the pledged shares during 2002. We expect that 289,866 of the shares will be released annually in the years 2003 through 2028, and that the remaining shares will be released in 2029. The plan will allocate the shares released each year among the accounts of participants in proportion to their base salary for the year. For example, if a participant's base salary for a year represents 1% of the total base salaries of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.

     This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flow.

     ESOP Restoration Plan. The ESOP Restoration Plan of Hudson City Savings is a non-qualified plan that provides supplemental benefits to certain executives who are prevented from receiving the full benefits contemplated by the Employee Stock Ownership Plan's benefit formula. The supplemental payments consist of payments representing shares that cannot be allocated to participants under the Employee Stock Ownership Plan due to the legal limitations imposed on tax-qualified plans and, in the case of participants who retire before the repayment in full of the

Employee Stock Ownership Plan's loan, payments representing the shares that would have been allocated if employment had continued through the full term of the loan.

     Post-Retirement Death Benefit for Senior Officers. Hudson City Savings has entered into approximately 102 post-retirement death benefit agreements with officers at the assistant vice president level and higher. These agreements provide a death benefit to each officer's beneficiary if the officer's employment continues until retirement and he or she dies after retirement. The amount of the death benefit ranges from $25,000 for assistant vice presidents to $50,000 for the President or the Chairman. To finance this benefit, Hudson City Savings has purchased whole life insurance policies on the lives of these officers. This death benefit is in addition to the benefits provided under the group life insurance plan generally applicable to all employees.

     2000 Stock Option Plan. The 2000 Stock Option Plan was adopted by our Board of Directors and approved by our stockholders on January 13, 2000. The Board of Directors adopted an amendment to the Option Plan, which was subsequently approved by the Company's stockholders on July 13, 2000. Subject to the terms of the Option Plan, employees, directors and officers of Hudson City Bancorp, Hudson City Savings and its affiliates are eligible to participate in the Option Plan. Hudson City Bancorp reserved 10,870,000 shares of Common Stock for issuance upon the exercise of stock options ("Options") granted under the Option Plan.

     The following table summarizes the grants of stock options that were made to the named executive officers during the year ended December 31, 2002.

                           OPTION/SAR GRANTS IN 2002

                                                   INDIVIDUAL GRANTS
                              ------------------------------------------------------------
                                                 PERCENT OF                                   POTENTIAL REALIZABLE
                                                   TOTAL                                        VALUE AT ASSUMED
                                NUMBER OF         OPTIONS/                                    ANNUAL RATE OF STOCK
                                SECURITIES      SARS GRANTED                                 PRICE APPRECIATION FOR
                                UNDERLYING      TO EMPLOYEES     EXERCISE OR                     OPTION TERM(2)
                               OPTIONS/SARS    IN FISCAL YEAR    BASE PRICE     EXPIRATION   -----------------------
NAME                          GRANTED (#)(1)        (%)         ($ PER SHARE)      DATE        5% ($)      10% ($)
----                          --------------   --------------   -------------   ----------   ----------   ----------
John M. Tassillo............      50,000            11.73          13.495        1/09/12       424,350    1,075,500

-------------------------

(1) The options set forth in the above table were granted on January 10, 2002 and generally remain exercisable until January 9, 2012, subject to earlier expiration upon termination of employment, as defined in the Option Plan. The options generally become exercisable at a rate of 20% per year over a five-year period beginning on January 13, 2003. In the case of termination due to death, disability, retirement or change in control of Hudson City Bancorp, all options granted become immediately exercisable.

(2) The dollar amounts under these columns are the result of calculations assuming that our common stock appreciates in value from the date of grant to the end of the option term at an annualized rate of 5% and 10% per year, the assumed percentages set by the SEC. The amounts shown are not intended to forecast possible future appreciation, if any, in the price of our common stock.

     The following table provides certain information with respect to the number of shares of Common Stock represented by unexercised options held by the named executive officers as of December 31, 2002.

                  AGGREGATED OPTION/SAR EXERCISES DURING 2002
                      AND 2002 YEAR-END OPTION/SAR VALUES

                                                                      NUMBER OF               VALUE OF UNEXERCISED
                                                                SECURITIES UNDERLYING             IN-THE-MONEY
                                       SHARES      VALUE      UNEXERCISED OPTIONS/SARS            OPTIONS/SARS
                                      ACQUIRED   REALIZED         AT YEAR-END 2002              AT YEAR-END 2002
                                         ON         ON                   (#)                         ($)(1)
                                      EXERCISE   EXERCISE    ---------------------------   ---------------------------
NAME                                    (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  --------   ---------   -----------   -------------   -----------   -------------
Leonard S. Gudelski.................       --           --     800,000       1,200,000      9,354,000     14,031,000
Ronald E. Hermance, Jr..............  554,400    6,345,000          --         917,600             --     10,180,000
Denis J. Salamone...................       --           --      64,000         256,000        455,000      1,821,000
John M. Tassillo....................  144,000    1,684,000          --         266,000             --      2,782,000
James C. Kranz......................       --           --      60,000          90,000        702,000      1,052,000

-------------------------

(1) As of December 31, 2002, all of the outstanding options held by the named executive officers were in-the-money based upon the difference between $18.63, the closing price of our common stock as reported on the Nasdaq Stock Market on December 31, 2002, and the $6.9375, $10.925, $11.515, or
    $13.495, as the case may be, exercise price of the options.

     2000 Recognition and Retention Plan. The 2000 Recognition and Retention Plan was adopted by our Board of Directors and approved by our stockholders on January 13, 2000. The Board of Directors adopted an amendment to the RRP, which was subsequently approved by the Hudson City Bancorp's stockholders on July 13, 2000. The RRP provides for stock awards ("Awards") to eligible officers, employees, and directors of Hudson City Bancorp, Hudson City Savings and its affiliates. Awards to the named executive officers during 2002 are reflected in the Summary Compensation Table.

LIMITATIONS ON FEDERAL TAX DEDUCTIONS FOR EXECUTIVE OFFICER COMPENSATION

     As a private entity, Hudson City Savings had been subject to federal tax rules which permitted it to claim a federal income tax deduction for a reasonable allowance for salaries or other compensation for personal services actually rendered. Because Hudson City Savings is now a subsidiary of a public company, federal tax laws may limit this deduction in future years to $1 million each tax year for each executive officer named in the summary compensation table in Hudson City Bancorp's proxy statement for that year. This limit will not apply to non-taxable compensation under various broad-based retirement and fringe benefit plans, to compensation that is "qualified performance-based compensation" under applicable law or to compensation that is paid in satisfaction of commitments that arose before the reorganization. Hudson City Bancorp expects that the Compensation Committee will take this deduction limitation into account with other relevant factors in establishing the compensation levels of their executive officers and in setting the terms of compensation programs. However, there is no assurance that all compensation paid to our executive officers will be deductible for federal income tax purposes. To the extent that compensation paid to any executive officer is not deductible, the net after-tax cost of providing the compensation will be higher and the net after-tax earnings of Hudson City Bancorp and Hudson City Savings will be reduced.

--------------------------------------------------------------------------------

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

GENERAL

     The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP to act as Hudson City Bancorp's independent auditors for the fiscal year ending December 31, 2003, subject to ratification of such appointment by our stockholders. A representative of KPMG LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify the appointment.

AUDIT FEES

     For the fiscal year ended December 31, 2002, KPMG LLP billed the Company an aggregate of $269,000 for professional services rendered for the audit of the Company's financial statements for such period and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during such period. Such fees were $259,000 for the fiscal year ended December 31, 2001.

AUDIT-RELATED FEES

     For the fiscal year ended December 31, 2002, KPMG LLP billed the Company an aggregate of $29,000 for services that are reasonably related to the audit or review of the Company's financial statements and not described above under the caption "Audit Fees." The services comprising these fees were employee benefit plan audits. Audit-related fees were $28,000 for the fiscal year ended December 31, 2001. The services comprising these fees were employee benefit plan audits.

TAX FEES

     For the fiscal year ended December 31, 2002, KPMG LLP billed the Company an aggregate of $95,000 for professional tax services rendered. The services comprising these fees were federal and state tax compliance and advice and planning related to changes in the New Jersey State Corporate Business Tax. Such fees were $56,500 for the fiscal year ended December 31, 2001. The services comprising these fees were federal and state tax compliance and advice.

ALL OTHER FEES

     For the fiscal year ended December 31, 2002, KPMG LLP billed the Company an aggregate of $25,500 for all other services not described above under the captions "Audit Fees", "Audit-Related Fees" and "Tax Fees." These fees related to compliance with newly enacted federal legislation. Such fees were $47,000 for the fiscal year ended December 31, 2001. These fees consisted of supplemental internal audit assistance.

     The Audit Committee considered the provision of the services covered under the caption "All Other Fees" and found them to be compatible with maintaining KPMG's independence.

AUDIT COMMITTEE APPROVAL

     Pursuant to its revised charter, adopted in January 2003 and attached as Annex C to this proxy statement, the Audit Committee annually appoints the independent auditor, in its sole discretion, and reviews the scope of the audit services to be performed for the year with the independent auditors, the principal accounting officer and the senior internal auditing executive. In addition, the audit committee has the responsibility for approving the retention of the independent auditors for all non-audit services and the fees to be paid for such services. The Audit Committee is currently developing formal policies and procedures for such approval process, which will be adopted in the coming months.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors of Hudson City Bancorp does not know of any other matters to be brought before the stockholders at the annual meeting. If, however, any other matters not known are properly brought before the meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

                             ADDITIONAL INFORMATION

NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

     The bylaws of Hudson City Bancorp provide for an advance notice procedure for a stockholder to properly bring business before an annual meeting or to nominate any person for election to our Board of Directors. The stockholder must be a stockholder of record and have given timely notice thereof in writing to our Secretary. To be timely, a stockholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of stockholders, ninety (90) days in advance of the anniversary of the previous year's annual meeting if the current year's meeting is to be held within thirty (30) days prior to, on the anniversary date of, or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by Hudson City Bancorp with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A stockholder's notice to the Secretary shall set forth such information as required by the Bylaws of Hudson City Bancorp. Nothing in this paragraph shall be deemed to require Hudson City Bancorp to include in its proxy statement and proxy card relating to an annual meeting any stockholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received. See "-- Date For Submission of Stockholder Proposals."

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in our proxy statement and proxy card relating to our 2004 Annual Meeting of Stockholders must be received by us by December 4, 2003, pursuant to the proxy solicitation regulations of the SEC. Nothing in this paragraph shall be deemed to require Hudson City Bancorp to include in its proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. sec. 240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.

ANNUAL REPORT TO STOCKHOLDERS

     A copy of the 2002 Annual Report to Stockholders, including the consolidated financial statements prepared in conformity with accounting principles generally accepted in the United States of America, for the fiscal year ended December 31, 2002 accompanies this proxy statement. The consolidated financial statements have been audited by KPMG LLP, whose report appears in the 2002 Annual Report. THE 2002 ANNUAL REPORT TO STOCKHOLDERS INCLUDES A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SEC. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, AN ADDITIONAL COPY OF THE ANNUAL REPORT ON FORM 10-K BY WRITING TO LOUIS J. BEIERLE, VICE PRESIDENT, HUDSON CITY SAVINGS BANK, WEST 80 CENTURY ROAD, PARAMUS, NEW JERSEY 07652 OR BY CALLING (201) 967-8290. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE ON HUDSON CITY BANCORP'S WEBSITE AT WWW.HCBK.COM AND ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV.

                                          By Order of the Board of Directors,

                                          /s/ John M. Tassillo
                                          John M. Tassillo
                                          Executive Vice President,
                                            Treasurer and Secretary

Paramus, New Jersey
April 2, 2003

        TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING
               PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                                      APPENDIX A

                           HUDSON CITY BANCORP, INC.
                        COMPENSATION COMMITTEE CHARTER*

PURPOSE

     The purpose of the Compensation Committee (the "Committee") of the board of directors (the "Board") of Hudson City Bancorp, Inc. (the "Company") shall be to oversee the Company's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans, and to produce an annual report on executive compensation for inclusion in the Company's proxy statement.

MEMBERSHIP AND APPOINTMENT

     The Committee shall consist of no fewer than three members, each of whom shall meet the criteria for independence established by the rules and regulations of the stock exchange on which the Company's shares are listed and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Committee shall be appointed annually by the Board upon the recommendation of the Nominating and Governance Committee and shall serve at the pleasure of the Board.

MEETINGS AND PROCEDURES

     The Committee shall have a chairperson who must, and a secretary who may but need not, be a member of the Committee. The Board shall designate the chairperson of the Committee and the Committee shall designate the secretary for the Committee. If the Board does not designate a chairperson, or if the chairperson shall not be present at a meeting, the Committee shall select its own chairperson.

     The Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet at least two times annually and may meet more frequently. A meeting may be called by the chairperson of the Committee or by majority of the members of the Committee. Notice of any meeting shall be given by the person or persons calling the meeting given to each other member of the Committee at least 48 hours prior to the meeting. Notice may be given in the same fashion as permitted for notice of Board meetings pursuant to the Company's Bylaws and applicable law. A meeting shall be deemed properly called if each member of the Committee shall have received notice given as aforesaid or, prior to the conclusion of the meeting, shall have signed a written waiver of notice.

     A quorum shall consist of at least one-third of the voting members of the Compensation Committee, and in no event less than two(2) voting members of the Committee. The vote of a majority of voting members present at any meeting at which a quorum exists, including the chairman of the committee who shall be eligible to vote, shall constitute the action of the Compensation Committee.

     The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

     Following each of its meetings, the Committee shall report its actions and recommendations to the Board. The secretary of the Committee shall keep written minutes of its meetings, which minutes shall be subject to approval by the members of the Committee and, once approved, shall be maintained with the books and records of the Company.

     The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the committee may deem appropriate in its sole discretion.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Committee shall have the following authority and responsibilities:

     1. The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

     2. The Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and recommend to the Board the CEO's compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee will consider Hudson City's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

     3. The Committee shall annually review, and make recommendations to the Board with respect to, the compensation of all directors, officers and other key executives whose compensation is required by law or the Company's Certificate of Incorporation or Bylaws to be set by the Board, including incentive-compensation plans and equity-based plans.

     4. The Committee shall annually review and recommend to the Board for approval, for the CEO and the senior executives of Hudson City whose compensation is required by law or the Company's Certificate of Incorporation or Bylaws to be set by the Board, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

     5. The Committee shall serve as the fiduciary and/or administrator of any compensation or benefit plan of the Company for which a fiduciary consisting of members of the Board is required by law or by the terms of the plan. In such capacity it shall have and exercise the power, authority and discretion conferred by law or the terms of the relevant plan, as applicable.

     6. The Committee shall review and reassess the adequacy of this charter annually and, as appropriate, adopt and recommend changes to the Board for its approval.

     7. The Committee shall annually conduct and present to the Board a performance evaluation of the Committee.

     8. All deliberations, actions and recommendations of the Committee relevant to the CEO shall be undertaken by the Committee in executive session. Any other deliberations, actions, or recommendations may be made in the presence of, or take into consideration the recommendation of, the CEO or other senior management officials, in the discretion of the Committee.
-------------------------

* Charter adopted by the Compensation Committee of the Board on January 14, 2003

                                                                      APPENDIX B

                           HUDSON CITY BANCORP, INC.
                   NOMINATING & GOVERNANCE COMMITTEE CHARTER*

PURPOSE

     The purpose of the Nominating & Governance Committee (the "Committee") shall be to assist the board of directors (the "Board") of Hudson City Bancorp, Inc. (the "Company") in identifying qualified individuals to become Board members and officers of the Company, in determining the composition of the Board and its committees, in developing and implementing a process to assess Board effectiveness and in developing and implementing the Company's corporate governance guidelines.

MEMBERSHIP AND APPOINTMENT

     The Committee shall consist of no fewer than three members, each of whom shall meet the criteria for independence established by the rules and regulations of the stock exchange on which the Company's shares are listed and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Committee shall be appointed annually by the Board and shall serve at the pleasure of the Board. Notwithstanding the foregoing, no director shall serve on the Committee in any capacity in any year during which such director's term as a director is scheduled to expire.

MEETINGS AND PROCEDURES

     The Committee shall have a chairperson who must, and a secretary who may but need not be, a member of the Committee. The Board shall designate the chairperson of the Committee and the Committee shall designate the secretary for the Committee. If the Board does not designate a chairperson, or if the chairperson shall not be present at a meeting, the Committee shall select its own chairperson.

     The Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet at least two times annually and may meet more frequently as circumstances require. A meeting may be called by the chairperson of the Committee or by majority of the members of the Committee. Notice of any meeting shall be given by the person or persons calling the meeting given to each other member of the Committee at least 48 hours prior to the meeting. Notice may be given in the same fashion as permitted for notice of Board meetings pursuant to the Company's Bylaws and applicable law. A meeting shall be deemed properly called if each member of the Committee shall have received notice given as aforesaid or, prior to the conclusion of the meeting, shall have signed a written waiver of notice.

     A quorum shall consist of at least one-third of the members of the Committee, and in no event less than two (2) members of the Committee. The vote of a majority of members present at any meeting at which a quorum exists, including the presiding member, who shall be eligible to vote, shall constitute the action of the Nominating and Governance Committee.

     The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

     Following each of its meetings, the Committee shall report its actions and recommendations to the Board. The secretary of the Committee shall keep written minutes of its meetings, which minutes shall be subject to approval by the members of the Committee and, once approved, shall be maintained with the books and records of the Company.

     The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the committee may deem appropriate in its sole discretion.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Committee shall have the following authority and responsibilities:

      1. The Committee shall develop criteria for the selection of new directors and, when appropriate, conduct the search for individuals qualified to become members of the Board.

      2. The Committee shall develop criteria for the evaluation of incumbent Board members.

      3. The Committee shall evaluate the performance of current Board members proposed for reelection, and recommend to the Board whether such members should stand for reelection.

      4. The Committee shall annually assess the performance of the Board as a whole, discuss such assessment with the full Board and, as appropriate, recommend changes, including, but not limited to, changes in Board size and composition and in Board policies and procedures.

      5. The Committee shall develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluation of the Board and report its findings to the Board.

      6. The Committee shall select, and recommend to the Board for its approval, nominees for election as directors by the shareholders of the Company.

      7. The Committee shall evaluate any shareholder nominees for election as director.

      8. The Committee shall review the Board's committee structure and annually recommend to the Board, for its approval, directors to serve as members of each committee. The Committee shall recommend to the Board additional committee members to fill vacancies as needed. The Committee shall recommend to the Board individual directors to be designated as chairpersons of the Board committees. Notwithstanding the foregoing, the members of the Committee shall be appointed by the full Board, without recommendation by the Committee. The Board shall also, without recommendation by the Committee, be responsible for filling vacancies in, and appointing chairpersons of, the Committee.

      9. Together with the Compensation Committee, the Committee shall develop criteria for the identification and recruitment of executive officers of the Company.

     10. Together with the Compensation Committee, the Committee shall develop criteria for the evaluation of the executive officers of the Company.

     11. The Committee shall annually recommend to the Board for its approval the slate of officers for the Company.

     12. The Committee shall annually recommend to the boards of the Company's subsidiary companies the slate of directors and officers for such subsidiary companies.

     13. The Committee shall develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

     14. The Committee shall retain or terminate, in its sole discretion, any search firm to be used to identify director and executive officer candidates and to approve the search firm's fees and other retention terms. The Committee shall also have authority to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.

     15. The Committee shall review and assess the adequacy of this charter at least annually and, as appropriate, adopt and recommend changes to the Board for its approval.

     16. The Committee shall periodically review and assess the Company's Certificate of Incorporation and Bylaws and, as appropriate, recommend changes to the Board for its approval.

     17. The Committee shall annually conduct and present to the Board a performance evaluation of the Committee.

     18. The Committee shall consider any other corporate governance issues that may arise from time to time, and to develop appropriate recommendations for the Board.
-------------------------

* Charter adopted by the Nominating and Governance Committee of the Board on January 14, 2003

                                                                      APPENDIX C

                           HUDSON CITY BANCORP, INC.

 AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

I.  AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors (the "Board") of Hudson City Bancorp, Inc. (the "Company") to assist the Board in fulfilling its responsibilities to the Company's shareholders relating to the Company's accounting and reporting practices and the quality and integrity of the Company's financial reports. In addition, the Audit Committee assists the Board in its oversight of the Company's risk management policies and procedures and the safety and soundness of the company's banking subsidiary. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, legal compliance and public disclosure of financial information.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Maintain free and open communication between the Audit Committee, the independent auditors, management, the internal auditing department, and the Board.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors and the Company's outside legal counsel as well as anyone in the organization. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties and to approve such consultants' or experts' fees and other retention terms. The Audit Committee also has the authority to obtain, at the Company's expense appropriate continuing education relevant to the performance of its duties.

     The Audit Committee will fulfill these responsibilities primarily by carrying out the activities listed in Section III below.

II.  COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the stock exchange on which the Company's shares are listed.

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be Independent Directors, as such term is defined in the Company's bylaws and financially literate as defined by the stock exchange on which the Company's shares are listed. In any event, all of the members of the Audit Committee must have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Audit Committee must be a financial expert, as determined by the Board, consistent with the applicable rules and regulations of the Securities and Exchange Commission and the applicable rules and regulations of the exchange on which the Company's shares are listed.

     Audit Committee members shall be appointed by the Board on the recommendation of the Nominating and Governance Committee, in accordance with the Company's bylaws.

     The Audit Committee shall have a chairperson who must, and a secretary who may but need not be, a member of the committee. The Board shall designate the chairperson of the Audit Committee, and the committee shall designate the secretary for the committee. If the Board does not designate a chairperson, or if the chairperson shall not be present at a meeting, the Audit Committee shall select its own chairperson.

     The Audit Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

     The Audit Committee shall meet at least six times annually, or more frequently as circumstances dictate. The Audit Committee shall meet with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the independent and internal auditors review. A meeting may be called by the chairperson of the Audit Committee or by majority of the members of the committee. Notice of any meeting shall be given by the person or persons calling the meeting given to each other member of the Audit Committee at least 48 hours prior to the meeting. Notice may be given in the same fashion as permitted for notice of Board meetings pursuant to the Company's Bylaws and applicable law. A meeting shall be deemed properly called if each member of the Audit Committee shall have received notice given as aforesaid or, prior to the conclusion of the meeting, shall have signed a written waiver of notice.

     A majority of the members of the Audit Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. A majority vote of the Audit Committee members present at a meeting, if a quorum is present, shall constitute an act of the Audit Committee. Unless otherwise restricted by the Certificate of Incorporation or Bylaws of the Company, any action required or permitted to be taken at any meeting of the Audit Committee may be taken without a meeting if all members of the Audit Committee consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Audit Committee.

     The Audit Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the committee, attend any meeting of the Audit Committee to provide such pertinent information as the committee requests.

     Following each of its meetings, the Audit Committee shall report its actions and recommendations to the Board. The secretary of the committee shall keep written minutes of its meetings, which minutes shall be subject to approval by the members of the committee and, once approved, shall be maintained with the books and records of the Audit Committee.

     The Audit Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the committee may deem appropriate in its sole discretion.

III.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

      1. Review and reassess the adequacy of this Charter at least annually, recommend any proposed changes, and submit it to the Board for approval. In addition, the Audit Committee shall annually conduct and present to the Board a performance evaluation of the committee.

      2. Review with financial management and the independent auditors the Company's annual financial results prior to the release of the annual earnings. Review the Company's audited financial statements, and the independent auditors' report thereon and other financial disclosures, particularly the MD & A Section of the annual report prior to filing the annual report on Form 10-k with any government body or distribution to the public, including the results of the independent auditor's reviews of the financial statements. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

      3. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings. Review with management and the independent auditors the company's quarterly financial statements and other financial disclosures prior to filing the quarterly 10-Q with any government body or distribution to the public. Discuss any significant changes to the Company's accounting principles, any critical accounting principles applicable to the company and any items required to be communicated by the independent auditors.

      4. In consultation with the management, the independent auditors, and the internal auditors of the Company, evaluate the integrity of the Company's financial reporting processes and controls. Meet periodically with management to review and discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

      5. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

      6. Meet at least quarterly with the principal accounting officer and other senior executive(s) responsible for the financial statements, the senior internal auditing executive and the independent auditor in separate executive sessions. Review with management the certifications and statements required to be filed or submitted to governmental authorities pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations there under.

      7. Review and approve major changes to the Company's auditing and Accounting principles and practices as suggested by the independent auditors, internal auditors or management, and review with the independent auditor, the internal auditor and management the extent to which such changes have been implemented (to be done at an appropriate amount of time subsequent to the implementation of such changes, as decided by the Audit Committee).

      8. Review with management and the independent auditor any correspondence with regulators or governmental agencies or published reports which raise material issues regarding the Company's financial statements or accounting policies. Establish procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters, and ensure that such complaints are treated confidentially and anonymously.

INDEPENDENT AUDITORS

      9. Evaluate at least annually the performance of the independent auditors and in its sole discretion, annually appoint the independent auditors. When circumstances warrant, in the sole discretion of the committee, discharge the independent auditors. The Committee has sole discretion to approve the fees to be paid to the independent auditors for audit services.

     10. The independent auditors are accountable to the Audit Committee and the Board as representatives of the Company's shareholders. The Audit Committee shall review the independence and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

     11. Review with the independent auditors, principal accounting officer and senior internal auditing executive the independent auditors audit plan, discuss their scope, reliance upon management (including reliance upon specific procedures performed by the Internal Audit Department) general audit approach, including assessing (grading) risk areas, and staffing to assure accuracy, completeness of coverage, reduction of redundant efforts, effective use of audit resources and proper control environment.

     12. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     13. Obtain from the independent auditor assurance that Section 10A (6) of the Securities Exchange Act of 1934 has not been implicated.

     14. Review with the independent auditors the independent auditors' judgments about (1) the quality and appropriateness of the Company's accounting principles, particularly the degree of aggressiveness or conservatism of its accounting principles and underlying estimates, (2) the quality of the Company's internal and external financial reporting process, and (3) the clarity of the financial disclosure.

     15. Require the independent auditors to submit an annual formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1 and setting forth all other matters required by the rules and regulations of the stock exchange on which the Company's shares are listed; engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and when determined to be necessary by the Audit Committee, take or recommend that the Board take appropriate action to ensure the objectivity and independence of the independent auditors.

     16. Require the independent auditors to advise the Company of any fact or circumstance that might adversely affect the independent auditors' independence or judgment with respect to the Company under applicable auditing standards.

     17. Review separately with the independent auditors, management and the internal auditor any problems or difficulties encountered and any management letter provided by the independent auditors and the Company's response to that letter. Such review should include:

          (a) Any difficulties or disputes with management encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          (b) Any changes required in the planned scope of the audit.

          (c) The internal audit department responsibilities, budget and staffing.

     18. Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.

     19. Approve the retention of the independent auditor for all non -audit service and approve the fee for such service.

INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

     20. Review and approve the appointment, replacement, reassignment or dismissal of the senior internal auditing executive.

     21. Receive from the Company's internal auditor a monthly report to the Board, which includes a summary of findings from completed internal audits and a progress report on the internal audit plan, together with explanations for any deviations from the original plan.

     22. Review significant findings and recommendations prepared by the internal audit department or by the independent auditors during the year together with management's response and follow-up here to.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

     23. Periodically prepare a report to shareholders as required by the Securities and Exchange Commission to be included in the Company's proxy statement and review all disclosures relating to the independent auditors set forth therein.

     24. Review at least annually with the Company's outside legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     25. Annually review and approve all related party transactions (which for this purpose should exclude ordinary deposit relationships such parties may have with the Company's bank subsidiary) and review potential conflicts of interest.

     26. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.
---------------

* Amended and restated charter adopted by the Audit Committee of the Board on January 14, 2003

REVOCABLE PROXY

                            HUDSON CITY BANCORP, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            HUDSON CITY BANCORP, INC.
    FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 2, 2003

      The undersigned stockholder of Hudson City Bancorp, Inc. hereby appoints William J. Cosgrove, John W. Klie and Joseph G. Sponholz, or any of them, with full powers of substitution, to attend and act as proxy for the undersigned and to vote all shares of common stock of Hudson City Bancorp which the undersigned may be entitled to vote at the annual meeting of stockholders to be held at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07675, on Friday, May 2, 2003, at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU DO NOT GIVE US ANY DIRECTION, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1 AND 2.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

         ADDRESS CHANGE (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     - DETACH HERE FROM PROXY VOTING CARD. -

                                                         MARK HERE    [ ]
                                                         FOR ADDRESS
                                                         CHANGE

                                                         PLEASE SEE REVERSE SIDE

                                                     FOR
                                                 All Nominees         WITHHOLD
                                             (Except as otherwise     for all
                                                  indicated)          nominees

 1.   Election of five Directors for terms           [ ]                [ ]
      of three years each.

Nominees: 01 Michael W. Azzara
          02 John D. Birchby
          03 Victoria H. Bruni
          04 Andrew J. Egner, Jr.
          05 Leonard S. Gudelski

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided:


----------------------------------------

                                                 FOR       AGAINST       ABSTAIN
2.    Ratification of the appointment of         [ ]         [ ]           [ ]
      KPMG LLP as independent auditors
      for the fiscal year ending December
      31, 2003


                                                                           WILL
                                                                          ATTEND
If you plan to attend the Annual Meeting,                                  [ ]
please mark the WILL ATTEND box


The proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

(Important: If your shares are not registered in your name, you will need additional documentation to attend the annual meeting.)

The undersigned hereby acknowledges receipt of the Notice of the 2003 Annual Meeting of Stockholders and the Proxy Statement, dated April 2, 2003 for the annual meeting.

SIGNATURE(S)                                        DATE:                 , 2003
            ---------------------------------------      -----------------
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. IF SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INCLUDE YOUR FULL TITLE. CORPORATE OR PARTNERSHIP PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER.

                     - DETACH HERE FROM PROXY VOTING CARD -